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                                  EXHIBIT 23

                         CONSENT OF ARMANDO IBARRAB

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


      The undersigned indpendent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of Commercial Labor Management, Inc. for the years ended December 31, 1995 and 1996, and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Report on Form 10-K, dated December 31, 1996.





/s/  ARMANDO IBARRA, C.P.A.
---------------------------------
     Armando Ibarra, C.P.A.


Chula Vista, California
January 15, 1997